Exhibit 4.2

Private & Confidential Alan Jope alan.jope@unilever.com

25 February 2021

Dear Alan

Your reward package in respect of 2021

This letter outlines your reward package for 2021 authorised by the Compensation Committee (the “Committee”), subject to shareholder approval at the AGM in May. Any defined terms used have the meaning set out in your service agreement (your “Agreement”) with Unilever PLC (“Unilever”) if not otherwise defined here.

REWARD PACKAGE FOR 2021

Fixed pay:	1,508,000 EUR p.a. (unchanged from previous year) Your fixed pay is denominated in Euros (and payable in equal monthly instalments).

Discretionary annual bonus:

2020: Discretionary annual bonus outcome: 1,085,760 EUR

This is your gross annual bonus award in respect of 2020. It represents your annual bonus target (150% of your fixed pay) multiplied by Unilever’s 2020 performance ratio of 48%. In accordance with the changes in the Reward Framework from January 2021 , 50% of your net of taxes Annual Bonus will be deferred into Unilever shares. Within 7 days of the 2021 AGM, the intention is to grant you a Deferred Bonus Award pursuant to the rules of the Unilever Share Plan 2017 (the “Plan”), in the form of Forfeitable Shares that will vest 3 years after the date of award on 7 May 2024. For further details regarding your bonus outcome, please refer to the Directors’ Remuneration Report (DRR) of the 2020 Annual Report and Accounts (ARA).

2021: Discretionary annual bonus target: 150% of fixed pay

Your discretionary annual bonus target for 2021 is set out above. The maximum discretionary annual bonus is 225% of fixed pay (150% of target bonus). Performance measures are as set out in the Directors’ Remuneration Report (DRR) of the 2020 Annual Report and Accounts (ARA). Details of the performance targets approved by the Committee will be communicated to you separately.

PSP:

2021: Discretionary Performance Share Plan (PSP) award: 3,016,000 EUR (200% of fixed pay)

The value of your discretionary Performance Share Plan Award (PSP) award is set out above and is granted under the Unilever Share Plan 2017 (the “Plan”). Your PSP award will vest between 0-200% three years from the award date in line with the rules of the Plan and performance against the measures/targets set out below. The PSP award will be granted within 7 days following the 2021 AGM and will vest 7 May 2024.

Upon vesting of the PSP award, an additional two-year holding period will apply until 7 May 2026 (which is unaffected by departure).

Benefits:

Unilever will provide the following benefits as set out below:

•  medical cover for you and your family via the Allianz Worldwide Care International Healthcare Plan;

•  life insurance cover at three times your fixed pay; and

•  actual and reasonable costs of tax return preparation in respect of total Unilever earnings via Unilever’s designated tax advisor.

In addition, all 2021 payments/awards set out above (excluding the bonus deferral shares) are gross, and subject to: any necessary deductions for tax/social security; the malus/clawback provisions set out below; the terms and conditions of your Agreement (which are unchanged save as set out in this letter), relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time)

Malus, clawback, ultimate remedy and discretion. All performance-related remuneration awarded to you delivered in cash or shares, including but not limited to any annual bonus, bonus deferral & PSP or any other incentive award, is subject to malus, clawback, ultimate remedy and discretion as follows:

Malus:

If the Compensation Committee of the Unilever Board (the “Committee”) considers that there is:

•	a significant downward restatement of the financial results of Unilever;

•	reasonable evidence of gross misconduct or gross negligence by you;

•	reasonable evidence of material breach by you of Unilever’s Code of Business Principles or any of the Code Policies;

•	breach of restrictive covenants by which you have agreed to be bound;

•	reasonable evidence of conduct by you that results in significant losses or reputational damage to Unilever;

•	misleading data and/or there is an error in the calculations on the basis of which the performance related remuneration was granted; and/or

•	corporate failure,

it may, in its discretion, at any time prior to your performance-related remuneration vesting or being paid, decide that some or all of your performance-related remuneration (which is subject to this malus provision) will be reduced, not vest, only vest in part. Malus applies to deferred bonus awards during the three year deferral period and to unvested PSP awards during the vesting period and retention period.

Clawback:

If the Committee considers that there is:

•	a significant downward restatement of the financial results of Unilever;

•	misleading data and/or there is an error in the calculations on the basis of which the performance related remuneration was granted or paid out or vested; and/or

•	corporate failure,

it may, in its discretion, within three years from the payment of bonus awards and up to two years from vesting for PSP awards (including where awards vest prior to or during the retention period):

•	require you to repay to Unilever (or as Unilever directs) an amount equal to the after-tax value of some or all of any cash bonus you were paid (as determined by the Committee); and/or

•

require you to transfer to Unilever (or as Unilever directs) for nil consideration, some or all of the after-tax number of Unilever shares which have previously vested, or pay to Unilever (or as Unilever directs) an amount equal to the value of those shares (as determined by the Committee); and/or

•

require Unilever to withhold from, or offset against or reduce, any other remuneration to which you may be or become entitled in connection with your employment such an amount as the Committee considers appropriate.

Where you are notified that you must transfer shares or pay an amount in accordance with this clawback provision, any such shares or cash must be transferred or paid (as directed by Unilever) within 30 days of the notification.

Ultimate remedy:

PSP awards are subject to ultimate remedy. Upon vesting of an award, the Committee shall have the discretionary power to adjust the value of the award if the award, in the Committee’s opinion taking all circumstances into account, produces an unfair result. In exercising this discretion, the Committee may take into account Unilever’s performance against non-financial measures.

Committee discretion to amend targets/measures:

For PSP awards and annual bonus, the Committee may change a performance measure or target (including replacing a measure) in accordance with the award’s terms or if anything happens which causes the Committee reasonably to consider it appropriate to do so.

The Committee may also adjust the number or class of shares awarded under PSP and deferred bonus awards if certain corporate events (e.g. rights issues) occur.

The Committee will continue to review targets on all unvested awards in the event of any material acquisitions or disposals that were not included in the financial plan or were not anticipated at the time of target setting. The Committee may make adjustments if deemed appropriate to ensure that all targets remain relevant and equally stretching in light of any M&A activity, other corporate events, or any other event that the Committee considers to be material, that was not foreseen at the time of target setting.

The Committee retains the discretion (without limitation) to adjust the formulaic outcome of business performance measures to reflect its assessment of the underlying long-term performance.

To avoid doubt, in exercising its powers under these malus, clawback, ultimate remedy and discretion provisions, the Committee may, in its discretion, apply different treatments to: (i) different employees and/or (ii) different remuneration, and may apply such different treatment in combination. These provisions can apply even if you are not responsible for the event in question, or if it happened before the vesting or grant of your performance-related remuneration. Ultimate remedy, malus and claw-back will not apply to an award which has been exchanged following a change of control and claw-back will not apply where an award vests on a change of control.

Personal shareholding requirement. In your role as an Executive Director you are required to demonstrate a significant personal shareholding commitment to Unilever, in line with our Personal Shareholding Standard. Just as a reminder, you are required to retain all shares vesting from any share awards made since your appointment until your personal shareholding requirement of at least five times your fixed pay has been met. I’m pleased to confirm that you currently satisfy the Personal Shareholding Requirement. You need to continue holding shares after your employment ends (100% of the minimum shareholding requirement for 24 months post cessation).

Next steps. If you have any questions about the above (or the Reward Framework/ Remuneration Policy generally), please don’t hesitate to contact me via margot.fransen@unilever.com [.....].

Please then reply “AGREED” to my covering email to confirm that you agree to the terms and conditions of this letter, including the operation of clawback and malus, and that you have read the relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time) which set out the clawback and malus provisions in more detail, and that you agree to be bound by their terms. In particular, you consent to any repayment, withholding or deduction made in accordance with such provisions (otherwise such agreement will be deemed to have been given as appropriate for Unilever to operate these arrangements on the above basis).

With kind regards,

Margot Fransen

Chief Counsel Executive Compensation & Employment

Exhibit 4.2

Private & Confidential Graeme Pitkethly graeme.pitkethly@unilever.com

25 February 2021

Dear Graeme,

Your reward package in respect of 2021

This letter outlines your reward package for 2021 authorised by the Compensation Committee (the “Committee”) subject to shareholder approval at the AGM in May. Any defined terms used have the meaning set out in your service agreement (your “Agreement”) with Unilever PLC (“Unilever”) if not otherwise defined here.

REWARD PACKAGE FOR 2021

Fixed pay:	1,135,960 EUR p.a. (unchanged from previous year) Your fixed pay is denominated in Euros (and payable in equal monthly instalments).

Discretionary annual bonus:

2020: Discretionary annual bonus outcome: 654,313EUR

This is your annual bonus award in respect of 2020. It represents your annual bonus target (120% of your fixed pay) multiplied by Unilever’s 2020 performance ratio of 48%. In accordance with the changes in the Reward Framework from January 2021 , 50% of your net of taxes Annual Bonus will be deferred into Unilever shares. Within 7 days of the 2021 AGM, the intention is to grant you a Deferred Bonus Award pursuant to the rules of the Unilever Share Plan 2017 (the “Plan”), in the form of Forfeitable Shares that will vest 3 years after the date of award on 7 May 2024. For further details regarding your bonus outcome, please refer to the Directors’ Remuneration Report (DRR) of the 2020 Annual Report and Accounts (ARA).

2021: Discretionary annual bonus target: 120% of fixed pay

Your discretionary annual bonus target for 2021 is set out above. The maximum discretionary annual bonus is 180% of fixed pay (120% of target bonus). Performance measures are as set out in the Directors’ Remuneration Report (DRR) of the 2020 Annual Report and Accounts (ARA). Details of the performance targets approved by the Committee will be communicated to you separately.

PSP:

2021: Discretionary Performance Share Plan (PSP) award: 1,817,536 EUR (160% of fixed pay)

The value of your discretionary Performance Share Plan Award (PSP) award is set out above and is granted under the Unilever Share Plan 2017 (the “Plan”). Your PSP award will vest between 0-200% three years from the award date in line with the rules of the Plan and performance against the measures/targets set out below. The PSP award will be granted within 7 days following the 2021 AGM and will vest 7 May 2024.

Upon vesting of the PSP award, an additional two-year holding period will apply until 7 May 2026 (which is unaffected by departure).

Benefits:	Unilever will continue to provide the following benefits on the same basis as currently: • medical cover for you and your family via the Allianz Worldwide Care International Healthcare Plan;

•  life insurance cover at three times your fixed pay (any additional cover elected by you will be for your own account); and

•  actual and reasonable costs of tax return preparation in respect of total Unilever earnings via Unilever’s designated tax advisor.

In addition, all 2021 payments/awards set out above (excluding the bonus deferral shares) are gross, and subject to: any necessary deductions for tax/social security; the malus/clawback provisions set out below; the terms and conditions of your Agreement (which are unchanged save as set out in this letter), relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time)

Malus, clawback, ultimate remedy and discretion. All performance-related remuneration awarded to you delivered in cash or shares, including but not limited to any annual bonus, bonus deferral & PSP or any other incentive award, is subject to malus, clawback, ultimate remedy and discretion as follows:

Malus:

If the Compensation Committee of the Unilever Board (the “Committee”) considers that there is:

•	a significant downward restatement of the financial results of Unilever;

•	reasonable evidence of gross misconduct or gross negligence by you;

•	reasonable evidence of material breach by you of Unilever’s Code of Business Principles or any of the Code Policies;

•	breach of restrictive covenants by which you have agreed to be bound;

•	reasonable evidence of conduct by you that results in significant losses or reputational damage to Unilever;

•	misleading data and/or there is an error in the calculations on the basis of which the performance related remuneration was granted; and/or

•	corporate failure,

it may, in its discretion, at any time prior to your performance-related remuneration vesting or being paid, decide that some or all of your performance-related remuneration (which is subject to this malus provision) will be reduced, not vest, only vest in part. Malus applies to deferred bonus awards during the three year deferral period and to unvested PSP awards during the vesting period and retention period.

Clawback:

If the Committee considers that there is:

•	a significant downward restatement of the financial results of Unilever;

•	misleading data and/or there is an error in the calculations on the basis of which the performance related remuneration was granted or paid out or vested; and/or

•	corporate failure,

it may, in its discretion, within three years from the payment of bonus awards and up to two years from vesting for PSP awards (including where awards vest prior to or during the retention period):

•	require you to repay to Unilever (or as Unilever directs) an amount equal to the after-tax value of some or all of any cash bonus you were paid (as determined by the Committee); and/or

•

require you to transfer to Unilever (or as Unilever directs) for nil consideration, some or all of the after-tax number of Unilever shares which have previously vested, or pay to Unilever (or as Unilever directs) an amount equal to the value of those shares (as determined by the Committee); and/or

•

require Unilever to withhold from, or offset against or reduce, any other remuneration to which you may be or become entitled in connection with your employment such an amount as the Committee considers appropriate.

Where you are notified that you must transfer shares or pay an amount in accordance with this clawback provision, any such shares or cash must be transferred or paid (as directed by Unilever) within 30 days of the notification.

Ultimate remedy:

PSP awards are subject to ultimate remedy. Upon vesting of an award, the Committee shall have the discretionary power to adjust the value of the award if the award, in the Committee’s opinion taking all circumstances into account, produces an unfair result. In exercising this discretion, the Committee may take into account Unilever’s performance against non-financial measures.

Committee discretion to amend targets/measures:

For PSP awards and annual bonus, the Committee may change a performance measure or target (including replacing a measure) in accordance with the award’s terms or if anything happens which causes the Committee reasonably to consider it appropriate to do so.

The Committee may also adjust the number or class of shares awarded under PSP and deferred bonus awards if certain corporate events (e.g. rights issues) occur.

The Committee will continue to review targets on all unvested awards in the event of any material acquisitions or disposals that were not included in the financial plan or were not anticipated at the time of target setting. The Committee may make adjustments if deemed appropriate to ensure that all targets remain relevant and equally stretching in light of any M&A activity, other corporate events, or any other event that the Committee considers to be material, that was not foreseen at the time of target setting.

The Committee retains the discretion (without limitation) to adjust the formulaic outcome of business performance measures to reflect its assessment of the underlying long-term performance.

To avoid doubt, in exercising its powers under these malus, clawback, ultimate remedy and discretion provisions, the Committee may, in its discretion, apply different treatments to: (i) different employees and/or (ii) different remuneration, and may apply such different treatment in combination. These provisions can apply even if you are not responsible for the event in question, or if it happened before the vesting or grant of your performance-related remuneration. Ultimate remedy, malus and claw-back will not apply to an award which has been exchanged following a change of control and claw-back will not apply where an award vests on a change of control.

Personal shareholding requirement. In your role as an Executive Director you are required to demonstrate a significant personal shareholding commitment to Unilever, in line with our Personal Shareholding Standard. Just as a reminder, you are required to retain all shares vesting from any share awards made since your appointment until your personal shareholding requirement of at least four times your fixed pay has been met. I’m pleased to confirm that you currently satisfy the Personal Shareholding Requirement. You need to continue holding shares after your employment ends (100% of the minimum shareholding requirement for 24 months post cessation).

Next steps. If you have any questions about the above (or the Reward Framework / Remuneration Policy generally), please don’t hesitate to contact me via margot.fransen@unilever.com [.....].

Please then reply “AGREED” to my covering email to confirm that you agree to the terms and conditions of this letter, including the operation of clawback and malus, and that you have read the relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time) which set out the clawback and malus provisions in more detail, and that you agree to be bound by their terms. In particular, you consent to any repayment, withholding or deduction made in accordance with such provisions (otherwise such agreement will be deemed to have been given as appropriate for Unilever to operate these arrangements on the above basis).

With kind regards,

Margot Fransen

Chief Counsel Executive Compensation & Employment